Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-206782

Prospectus Supplement

(To prospectus dated September 14, 2015)

ITUS CORPORATION

9,066,987 Subscription Rights to Purchase Shares of Common Stock and

Up to 3,703,703 Shares of Common Stock Issuable upon Exercise of Subscription Rights

We are distributing to the holders of our common stock and certain warrants (as described in more detail below), at no charge, non-transferrable subscription rights (each, a “Right”) to purchase our common stock (the “Rights Offering”). Each holder of our common stock at 5:00 p.m., Eastern time, on March 1, 2017 (the “Record Date”) will receive one Right to purchase one share of our common stock (subject to proration as described below) for each one share of common stock owned by such holder on the Record Date (the “Basic Subscription Privilege”). Each Right will be exercisable at a price per share (the “Subscription Price”) equal to the lesser of (i) $3.24 and (ii) a 15% discount to the volume weighted average price for our common stock for the five trading day period through and including Friday, March 24, 2017 (subject to extension as described below, the “Expiration Date”). Pursuant to the terms of this Rights Offering, the Rights may be exercised for a maximum of $12,000,000 of subscription proceeds (the “Maximum Offering Amount”). If the Rights Offering is not fully subscribed and you fully exercise your Basic Subscription Privilege, you may also exercise your Rights to purchase at the Subscription Price common stock that were not subscribed for by other Rights holders under the Rights Offering (the “Over-Subscription Privilege”). For a more detailed discussion, see “The Rights Offering.”

The Rights Offering commences on March 3, 2017 (the “Commencement Date”) and the Rights will expire if they are not exercised by 5:00 p.m., Eastern time, on Friday, March 24, 2017, unless the Rights Offering is extended. There is no minimum number of Rights that must be exercised in this Rights Offering, no minimum number that any Rights holder must exercise, and no minimum number of shares of common stock that we will issue at the closing of this Rights Offering. Once made, all exercises of Rights are irrevocable.We may extend the subscription period up to an additional 30 days, at our sole discretion.

We are conducting the rights offering to raise capital that we intend to use for general corporate purposes, including ongoing clinical work and working capital, and to repay the Redemption Debenture in the principal amount of $3,000,000. See “Use of Proceeds.”

Our common stock is listed on The NASDAQ Capital Market (“NASDAQ”) under the symbol “ITUS.” On March 1, 2017, the last reported sales price of our common stock on NASDAQ was $3.85 per share.  As of March 1, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $40,553,000 based on 8,757,587 outstanding shares of common stock, of which approximately 7,580,000 shares are held by non-affiliates, and a per share price of $5.35, based upon the closing sale price of our common stock on January 6, 2017. As of the date hereof, we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Our board of directors is making no recommendation regarding your exercise of the Rights. The Rights may not be sold, transferred or assigned and will not be listed for trading on NASDAQ or any other stock exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Rights.

We have engaged Advisory Group Equity Services, Ltd. doing business as RHK Capital to act as the dealer-manager (the “Dealer-Manager”) for this Rights Offering.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-21 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price (1)	$3.24	$12,000,000
Dealer-Manager fees (2)	$0.19	$720,000
Proceeds, before expenses, to us (3)	$3.05	$11,280,000

(1)

Assumes the Rights Offering is fully subscribed and that a 15% discount to the volume weighted average price for our common stock for the five trading day period through and including the Expiration Date is greater than $3.24.

(2)	In connection with the Rights Offering, we have agreed to pay the Dealer-Manager a fee of 6.0% of the proceeds of the Rights Offering. See “Plan of Distribution.”
(3)

We have also agreed to pay the Dealer-Manager a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering. These expenses are not included in the table. For more information, see “Plan of Distribution.”

You should carefully consider whether to exercise your Rights before Friday, March 24, 2017 (unless extended). You may not revoke or revise any exercises of Rights once made unless we terminate the Rights Offering.

If you have any questions or need further information about this Rights Offering, please contact MacKenzie Partners, Inc., the information agent for the Rights Offering, at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

Dealer-Manager

Doing business as RHK Capital

The date of this prospectus supplement is March 3, 2017

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this Rights Offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this Rights Offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities.

You should rely only on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. Neither we nor the Dealer-Manager has authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise stated, all references to “us,” “our,” “ITUS,” “we,” the “Company” and similar designations refer to ITUS Corporation. Our logo, trademarks and service marks are the property of ITUS Corporation. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016, (ii) in this prospectus supplement and, in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended October 31, 2016 and 2015 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

    You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus supplement, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,”  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Business Overview

ITUS Corporation, through its wholly owned subsidiary, Anixa Diagnostics Corporation, is using the power of the immune system to diagnose cancer. Cchek™, our early cancer detection blood test, monitors subtle changes that occur in the immune system throughout early tumor formation and tumor growth. We hope that Cchek will one day become part of the standard blood work ordered for patients during routine doctor visits.

Cancer survival data from the past 50 years indicates that the earlier cancer is diagnosed, the higher the likelihood of survival. For many cancers, such as breast cancer and prostate cancer, early diagnoses (e.g., at stage 1 or stage 2) often result in cancer survival rates of between 90% and 100%, while later diagnoses (e.g., at stage 3 or stage 4) often result in survival rates of less than 30%. While much of the focus and research dollars have been spent trying to cure advanced cancers, the cancer survival data indicates that technologies which can find cancer early have the potential to have an enormous impact on increasing cancer survival rates and reducing cancer mortalities. For those cancers for which we currently have cancer detection technologies, we believe existing diagnostics are outdated, yielding results that are often inaccurate and unreliable for the doctor and invasive and expensive for the patient. For many other cancers, there are no effective means of early cancer detection.

Although early in its development, the efficacy of Cchek has already been demonstrated with 15 cancer types, including lung cancer, breast cancer, colon cancer, prostate cancer, pancreatic cancer, ovarian cancer, liver cancer, thyroid cancer and seven other cancers. When tested using blood samples from biopsy verified cancer patients and blood samples from healthy patients, Cchek has demonstrated a high degree of accuracy in detecting early and late stage cancers, and a high degree of reliability in distinguishing the blood of cancer patients from healthy patients. While many of the newest immunotherapy drugs are attempting to modify or enhance the power of the immune system to treat advanced cancers, we are relying on certain types of immune cells to diagnose cancer. Through the use of proprietary methodologies and protocols for identifying and monitoring these cells, including the use of artificial intelligence to interpret results, we believe that it will be possible to diagnose the presence of many types of cancer early with a relatively simple, inexpensive blood test.

Over the next nine to 12 months, we intend to undertake several important steps that are necessary to continue the development of Cchek and prepare the technology for the regulatory approval process. We plan to accumulate and process a greater number of cancer blood samples and normal blood samples, to be tested under consistent conditions and with the same protocols. We also intend to test benign conditions to determine whether we can successfully distinguish benign conditions from cancer. We expect to continue the development of our neural network and our use of artificial intelligence to determine whether it is capable of distinguishing one type of cancer from another. Finally, we aim to standardize our processes and procedures for Cchek and test and simulate a variety of varying conditions that may occur with the widespread distribution of a diagnostic test to determine the effects that such conditions may have on test results following commercialization.

Company History

We were incorporated in November 1982 under the laws of the State of Delaware. From inception through October 2012, our primary operations involved the development of patented technologies in the areas of thin-film displays and encryption. Beginning in October 2012, under the leadership of a new management team, we recapitalized our company, unencumbered our assets, changed our corporate name and trading symbol, relocated our headquarters and modernized our computer systems. In July 2015, our shares of common stock began trading on NASDAQ.

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In June 2015, we announced the formation of a new subsidiary, Anixa Diagnostics Corporation (“Anixa”) to develop a platform for non-invasive blood tests for the early detection of cancer. That platform is called Cchek™. In July 2015, we announced a collaborative research agreement with The Wistar Institute (“Wistar”), the nation’s first independent biomedical research institute and a National Cancer Institute designated cancer research center, for the purpose of validating our cancer detection methodologies and establishing protocols for identifying certain biomarkers in the blood which we identified and which are known to be associated with malignancies. In August 2016, we announced the renewal and expansion of our relationship with Wistar.

Company Operations

In October 2015, we and Wistar announced favorable results from initial testing of a small group of breast cancer patients and healthy controls. One hundred percent of the blood samples tested from patients with varying stages of breast cancer showed the presence of the biomarkers we identified, and none of the healthy patient blood samples contained the biomarkers. Breast cancer is the second most common cancer in the United States and throughout the world.

In April 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with lung cancer. Lung cancer is the leading cause of death among cancers in the United States and throughout the world, accounting for approximately 27% of all cancer related deaths in the United States and 19% worldwide. In September 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with colon cancer. Colon cancer is the third most common cancer in men and the second most common cancer in women worldwide, with approximately 1.4 million new cases diagnosed each year, and approximately 700,000 deaths. At the end of September 2016 through the end of October 2016, we made similar announcements with respect to the efficacy of our Cchek early cancer detection platform for melanoma, ovarian cancer, liver cancer, thyroid cancer and pancreatic cancer. In November 2016, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with six additional cancer types including appendiceal cancer (cancer of the appendix), uterine cancer, osteosarcoma (cancer of the bone), leiomyosarcoma (cancer of the soft tissue), liposarcoma (cancer of the connective tissue), and vulvar cancer (cancer of the vulva). In January 2017, we announced that we had demonstrated the efficacy of our Cchek early cancer detection platform with prostate cancer, bringing the number of cancer types for which the efficacy of Cchek has been validated to 15 through that date.

On December 7, 2016, MD Anderson Cancer Center enrolled to join our early cancer detection biomarker study. Patient blood samples produced by MD Anderson will assist us in achieving the critical mass necessary to begin discussions with regulators.

Our Cchek cancer detection platform measures a patient's immune response to a malignancy by detecting the presence, absence and quantity of certain immune cells that exist in and around a tumor and that enter the blood stream. These types of cells and the tumor microenvironment have been the focus of recent groundbreaking published and reported research in immune-oncology, enabling the development of novel immunotherapies used for treating certain cancer types. Instead of seeking to alter or boost the body’s immune system and its ability to destroy cancer cells, as is the case with immunotherapy drugs, we have developed proprietary techniques and protocols for measuring the subtle immunological changes that occur in the blood stream during tumor development. Specifically, we seek to identify a subset of myeloid cells that we believe are diagnostic. These cells, often referred to as Myeloid Derived Suppressor Cells (MDSCs), are identified by specific surface proteins enabling characterization. We generally refer to MDSCs and other cells of the immune system that we believe can be diagnostic in nature as biomarkers. Through our proprietary protocols, we have had early success and have demonstrated accuracy in detecting these biomarkers in the peripheral blood of biopsy verified cancer patients, and in distinguishing the blood of healthy patients from the blood of cancer patients. Our goal is to establish Cchek as a non-invasive, inexpensive, cancer diagnostic blood test that can reduce or eliminate the need for traditionally expensive, invasive, painful and often inaccurate cancer diagnostic procedures which are currently in use.

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In each instance where we have demonstrated the efficacy of our cancer detection platform, fresh (utilized within 48 hours) blood samples from biopsy verified cancer patients have been tested at Wistar using a variety of experimental methodologies and protocols. Such unblinded, non-uniform testing is common during the initial development stage of new technologies and diagnostic tests. Blood samples from patients with differing severities of cancers (with some cancers such as breast cancer stage 0 to stage 4) have been tested, including samples from both pre-treatment and post-treatment patients. In addition, Wistar has also tested blood from healthy donors. A critical aspect of any cancer diagnostic is the ability to accurately distinguish patients with cancer from healthy patients. Based upon our early results, our scientists are working with Wistar to finalize protocols and methodologies for identifying and classifying the immunologic biomarkers that are the foundation for our Cchek early cancer detection platform. Although our scientists, working in collaboration with Wistar, will continue to improve our processes and methodologies to achieve maximum performance, we expect our testing to become more uniform over time and to eventually test patient samples in a double-blinded manner. While studies comparing biopsy verified cancer patients have been compared to healthy donors, we have not yet evaluated benign conditions such as non-malignant neoplasias, systemic inflammatory conditions, infections and other potential conditions that impact or may impact the immune system. Such testing will be necessary for regulatory approval.

Based upon and following the results of a more extensive clinical study, we intend to determine what further studies are necessary and whether and when to begin the process of seeking regulatory approval for a cancer screening test or confirmatory diagnostic test based upon our Cchek technology. One manner of seeking regulatory approval is to have a lab certified to run our cancer tests pursuant to the Clinical Laboratory Improvement Act of 1967 and the Clinical Laboratory Improvement Amendments of 1988 (together, “CLIA”). Among other requirements, CLIA requires clinical laboratories that perform diagnostic testing to be certified by the state in which the lab is located, as well as the Center for Medicare and Medicaid Services. If we seek regulatory approval pursuant to CLIA, only those laboratories that are certified under CLIA to run our diagnostic test would be able to process test samples. CLIA certification may or may not require additional studies. We may seek to establish our own CLIA certified laboratory to run the diagnostic tests, or we may potentially contract with an existing CLIA certified lab, and seek to have that laboratory certified to run our diagnostic test.

Another manner of obtaining regulatory approval would be to seek to have Cchek approved by the Food and Drug Administration (“FDA”), pursuant to what are commonly referred to as either the 510(K) process or the Premarket Application (“PMA”) process. The appropriate pathway for FDA approval would depend upon a variety of factors including the intended use of the test and the risks associated with such use. FDA approval can take several years and would entail additional clinical studies.

Our decision as to whether and when to seek CLIA certification or FDA approval of a diagnostic test or tests utilizing our Cchek technology will be dependent on a variety of factors including the results from more extensive clinical studies, the capital requirements of each approval process, the landscape for competitive diagnostic testing and the time and resources required by each approval process. It is possible that we may seek to have one or more diagnostic tests approved via CLIA certification, and other diagnostic test or tests approved by the FDA, or that we may seek simultaneous FDA approval and CLIA certification of a particular diagnostic test or tests.

During the balance of 2017, we expect Cchek to be the primary focus of our company. As part of our legacy operations, we remain engaged in limited patent licensing activities in the area of encrypted audio/video conference calling. We do not expect these activities to be a significant part of our ongoing operations.

Over the past several fiscal quarters, our revenue has been derived from technology licensing and the sale of patented technologies, including in connection with the settlement of litigation. In addition to our Anixa subsidiary, we may make investments in and form new companies to develop additional emerging technologies.

Recent Developments

In November 2013, we entered into a Patent Acquisition Agreement with Meetrix Communications, Inc. (“Meetrix”).  Pursuant to the terms of the Patent Acquisition Agreement, which was entered into in connection with our former business operations involving the development of patented technologies in the area of thin-film displays and encryption, we purchased from Meetrix its right, title and interest in four U.S. patents (Meetrix maintained a limited license to continue to use the patents). In consideration for our purchase of the patents, we issued to Meetrix 40,000 shares of common stock (the “Meetrix Shares”), granted Meetrix a continuing royalty in the net proceeds earned by us relating to the patents (the “Meetrix Royalty”) and agreed to pay to Meetrix, no later than the fourth anniversary of the effective date of the Patent Acquisition Agreement, $5,000,000 (less the value of the Meetrix Shares and any Meetrix Royalty payments) (the “Meetrix Obligation”). Pursuant to the terms of the Patent Acquisition Agreement, we could elect to pay the Meetrix Obligation using stock of our company, with a value given to the stock equal to 90% of the weighted average closing prices for the 30 day period prior to such election. In December 2016, we provided notice to Meetrix of our intention to issue shares of common stock to satisfy the Meetrix Obligation, which as of the date of such notice was $4,775,934, at a price of $5.04 per share. On January 27, 2017, we filed a registration statement on Form S-1 to register the issuance of 947,606 shares of common stock to Meetrix to satisfy the Meetrix Obligations. Since the shares issuable to Meetrix as a result of the Meetrix Obligation have not been issued, Meetrix will not receive any Rights relating to those shares.

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Corporate Information

Our principal executive offices are located at 12100 Wilshire Boulevard, Suite 1275, Los Angeles, California 90025, our telephone number is (310) 484-5200, and our Internet website address is http://www.ITUScorp.com. The information on our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

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Cchek™
Early Cancer Detection

Imagine going to the doctor for a routine visit, and getting a blood test that can find cancer early...

Cancer is a worldwide epidemic. Each year 14 million people are diagnosed with cancer, and 8 million people die from cancer related illness.

Data from the past many years clearly shows that the earlier that cancer is diagnosed, the higher the likelihood of survival:

5 Year Survival Rates
99
26
91
16
92
28
100
28
90
13
100
75
50
25
0
Breast Cancer
Cervical Cancer
Ovarian Cancer
Prostate Cancer
Colon Cancer
Late Stage Diagnosis
Early Stage Diagnosis
Source: American Cancer Society

Existing cancer diagnostics are outdated and lack one or several key elements:

	Low Dose CT (Lung Cancer)	*PSA (ProstateCancer)*	*Mammogram (Breast Cancer)*	*Colonoscopy (Colon Cancer)*
Accurate	✔	✘	✔	✔
Reliable	✘	✘	✘	✔
Easy	✘	✔	✘	✘
Cost Effective	✘	✔	✘	✘

Cchek™ combines the power of the immune system with artificial intelligence to detect early cancer biomarkers in the blood.

ITUS
CORPORATION

Fact Sheet

February 2017

Symbol: ITUS
Exchange: NASDAQ
Market Cap. $50M
Shares: 8.7M*
52wk: $1.88 – 6.82
Cash $1.9M*
*(as of Jan 31, 2017)

Fiscal Year: Oct 31

Rights Offering:

1 common share for each common share owned

Pricing lesser of:
25% record date price and 15% of end of subscription price+

+ prices based on 5 day VWAP

Dates:*
Record Date - 3/1/17
Begin Subscription Period - 3/317
End Subscription Period - 3/24/17
Close - 3/29/17

*dates subject to change

Robert Berman
President and CEO
310.484.5199
rberman@ITUScorp.com

Corporate Headquarters:

12100 Wilshire Blvd.
Suite 1275
Los Angeles, CA 90025
310-484-5200
www.ITUScorp.com

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- SETTING NEW STANDARDS FOR CANCER DIAGNOSTICS

Diagnostics are rated by 2 key indicators:

Sensitivity - how good a diagnostic is at detecting disease

Specificity - how good a diagnostic is at distinguishing healthy patients from diseased patients

Sensitivity
Specificity
Cchek-Sensitivity
Cchek-Specificity
93%
73%
63%
35%
68%
75%
92%
92%
100%
75%
50%
25%
0%
LDCT
PSA
Mammogram
Cchek

Cchek results tested in an unblinded manner and based on 54 samples from patients with 14 types and varying stages of cancer and 34 healthy patients

Validated with 15 Cancer Types: 228 Cancer Patients, 87 Normals

Accurate **Reliable** **Easy** **Cost Effective**

Collaborators:

MD Anderson Cancer Network™ | University of Pennsylvania Abramson Cancer Center | Virtua

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect ITUS's current expectations concerning future events and results. We generally use the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in "Item 1A – Risk Factors" and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this document. Jan 2017

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The Offering

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the securities we are offering, you should read the section entitled “The Rights Offering.”

Securities to be Offered

We are distributing to you, at no charge, non-transferable Rights to purchase one share of common stock (subject to proration) for every one share of our common stock that you own on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees on your behalf, as a beneficial owner of such shares.

Size of the Offering

9,066,987 Rights, representing one Right for each share of our common stock currently outstanding and one Right for each share of common stock underlying certain of our outstanding warrants (see “Participation of Certain Warrant Holders” below).

Subscription Price

The Subscription Price will be the lesser of (i) $3.24 (the “Initial Price”) and (ii) a fifteen percent (15%) discount to the volume weighted average price for our common stock for the five (5) trading day period through and including the Expiration Date (the “Alternate Price”). Subscribers must fund their subscriptions pursuant to both the Basic Subscription Privilege and Over-Subscription Privilege at the Initial Price. If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any excess subscription amounts paid by a subscriber (the “Excess Subscription Amount”) will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash. If a subscriber elects to receive his or her Excess Subscription Amount in cash rather than have such Excess Subscription Amount used to purchase shares in the Rights Offering, the Subscription Agent will refund the difference to such subscriber promptly after the closing of the Rights Offering with no interest or penalty.

Basic Subscription Privilege

Subject to proration if more than the Maximum Offering Amount is subscribed for, each Right will entitle its holder to subscribe for one share of common stock at the Subscription Price. At the end of the subscription period, unexercised Rights will expire and have no value.

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Over-Subscription Privilege

If, and only if, you fully exercise your Basic Subscription Privilege, you will also have an Over-Subscription Privilege which allows you to subscribe for additional shares that were not exercised by other stockholders. You must state your intention to exercise your Over-Subscription Privilege at the time that you exercise your Rights. The additional shares will be sold at the same Subscription Price per share and are also subject to proration. For more information, see “Questions and Answers Relating to the Rights Offering” below.

Proration

Both the Basic Subscription Privilege and Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering does not exceed the Maximum Offering Amount. The Maximum Offering Amount equals the total amount that the Company may raise in an equity offering pursuant to General Instruction I.B.6 of Form S-3. If any proration is necessary, subscriptions for shares will be prorated. For more information regarding proration, including the precise formula for how your Rights will be prorated, see “Questions and Answers Relating to the Rights Offering – What is proration?” below.

Excess Subscription Amount

If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any Excess Subscription Amounts paid by a subscriber will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash. For more information, see “Questions and Answers Relating to the Rights Offering” below.

Record Date	Wednesday, March 1, 2017.

Commencement Date	The subscription period for the Rights Offering begins on Friday, March 3, 2017.

Expiration Date

5:00 p.m., Eastern time, Friday, March 24, 2017. The Expiration Date is subject to extension of up to 30 days at the sole discretion of the Company. The Company is not required to give notice of such extension.

Subscription Period

The Rights Offering will take place beginning on the Commencement Date and will end on Friday, March 24, 2017, unless extended. Our board of directors may for any reason terminate the Rights Offering at any time before the completion of the Rights Offering.

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Subscription Procedure

If you are a record holder of our common stock, you must deliver a properly completed Rights Certificate (sent to you with this prospectus supplement) to the Subscription Agent together with payment in cleared or good funds to be received before Friday, March 24, 2017 (unless extended). You may deliver the documents and payments by first class mail or overnight courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you should instruct your broker, dealer, custodian bank or other nominee to exercise your Rights on your behalf. Please follow the instructions of your broker or your nominee, who may require that you meet a deadline earlier than the Expiration Date.

Delivery of Shares

As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the shares of common stock purchased pursuant to the Rights Offering. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, the Depository Trust Company (the “DTC”) will credit your account with your nominee with the securities you purchased in the Rights Offering. If you are a holder of record of shares, all shares of common stock that are purchased by you in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities.

Non-Transferability of Rights	The Rights may not be sold, transferred, assigned or given away to anyone. The Rights will not be listed for trading on any stock exchange or market.

Participation of Certain Warrant Holders

Certain holders of our warrants to purchase common stock have the contractual right to participate in this Rights Offering. Each such warrant holder will receive one Right for each share of common stock that such warrant holder’s warrant is exercisable for. A total of 309,400 Rights will be issued to these warrant holders.

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No Recommendation

None of the board of directors of our company, the Information Agent or the Dealer-Manager is making a recommendation regarding your exercise of the Rights. You are urged to make your decision to invest based on your own assessment of our business and the terms of the Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation

All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. However, if we make a material change to the terms of the Rights Offering set forth in this prospectus supplement, for example, extending the Rights Offering beyond the Expiration Date as permitted in this prospectus supplement or materially increasing or decreasing the Subscription Price (a “Material Change”), you may cancel your subscription and receive a refund of any money you have advanced.

No Minimum Requirements	There is no minimum subscription requirement for closing this Rights Offering, and no minimum subscription requirement for any subscription rights holder.

Other Subscription Limitations

In the event that the exercise by a stockholder of the Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes (the “Tax Attributes”) under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such stockholder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Use of Proceeds

We intend to use the net proceeds of this offering for general corporate purposes, including ongoing clinical work and working capital, and to repay certain outstanding indebtedness. See “Use of Proceeds.”

Subscription Agent	Continental Stock Transfer & Trust Company.

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Information Agent	MacKenzie Partners, Inc.

Dealer-Manager	Advisory Group Equity Services, Ltd. doing business as RHK Capital.

U.S. Federal Income Tax Considerations

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of the Rights. You are urged, however, to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of the Rights. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors

Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ ticker symbol	Our common stock is listed on The NASDAQ Capital Market under the symbol “ITUS.”

Fees and Expenses

We will pay all fees and expenses charged by the Subscription Agent, the Information Agent and the Dealer-Manager in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or other expenses that may be incurred in connection with the exercise of the Rights.

Distribution Arrangements

The Dealer- Manager will provide marketing assistance and advice to our company in connection with the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, we have agreed to pay the Dealer-Manager a cash fee of 6% of the gross proceeds of the Rights Offering and a 1.8% non-accountable expense fee, as well as an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Right Offering. We have also agreed to indemnify the Dealer-Manager and its affiliates against certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Dealer-Manager’s participation in this Rights Offering is subject to customary conditions contained in the dealer-manager agreement. The Dealer-Manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Dealer-Manager does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company.

Questions

If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this prospectus supplement and the accompanying prospectus or other documents, please contact our Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering and our business. We urge you to read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for general corporate purposes, including ongoing clinical work and working capital, and to repay certain outstanding indebtedness. Rather than seeking financing from new investors, our board of directors has chosen to give you the opportunity to purchase additional shares to maintain your current percentage ownership in our company and provide us with additional capital at these price levels. We cannot assure you that we will not need to seek additional financing in the future.

What is the Rights Offering?

We are distributing to the holders of our common stock, at no charge, non-transferrable subscription rights to purchase our common stock. Each holder of our common stock at 5:00 p.m., Eastern time, on March 1, 2017 will receive one (1) Right to purchase one (1) share of our common stock (subject to proration as described below) for each one (1) share of common stock owned by such holder on the Record Date. Each Right will be exercisable at a price per share equal to the lesser of (i) $3.24 and (ii) a fifteen percent (15%) discount to the volume weighted average price for our common stock for the five (5) trading day period through and including Friday, March 24, 2017 (subject to extension). Pursuant to the terms of this Rights Offering, the Rights may be exercised for a Maximum Offering Amount of $12,000,000. The Rights will be evidenced by a Rights Certificate that has been sent to you along with this prospectus supplement. Each Right will entitle the holder to a Basic Subscription Privilege and an Over-Subscription Privilege. The Over-Subscription Privilege will include Basic Subscription Privileges that remain unsubscribed at the Expiration Date. You will only be permitted to exercise your Over-Subscription Privilege, if any, if you fully exercise your Basic Subscription Privilege.

In addition to the foregoing, certain holders of our warrants to purchase common stock have the contractual right to participate in this Rights Offering. Each such warrant holder will receive one Right for each share of common stock that such warrant holder’s warrant is exercisable for. A total of 309,400 Rights will be issued to these warrant holders.

If I want to subscribe for the shares, how do I get started?

To subscribe for the common stock, you must follow the process described in the Rights Certificate sent to you. The Rights Certificate is also available from the Information Agent. For assistance or copies of the documents you may contact the Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

Where can I find the number of Rights I hold?

The number of Rights you hold will be shown on the Rights Certificate. The number shown is the total number of your Rights. You may exercise any or all of them for shares of common stock, but for purposes of the Basic Subscription Right, the number you exercise cannot exceed the number shown. That said, if you elect to exercise your Basic Subscription Right in full, you may also elect to exercise your Over-Subscription Privilege.

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What if I believe that the number of Rights indicated on my Rights Certificate is not correct?

Each share of common stock that you hold on the Record Date will entitle you to one Right. Depending on how you hold your shares (in certificated or book-entry form as a holder of record or through one or more brokerage accounts in “street name”), you may receive one or more Rights Certificates. If, after a review of all of your Rights Certificates, you do not believe that the number of Rights included on your Rights Certificate(s) is correct, please contact our Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

What is the Basic Subscription Privilege?

The Basic Subscription Privilege of each Right gives our stockholders of record as of March 1, 2017 the opportunity to purchase one share of common stock at the Subscription Price (subject to proration). We have granted to you, as a stockholder of record as of 5:00 p.m., Eastern time, on the Record Date, one Right for every share of our common stock you owned at that time. For example, if you owned 1,000 shares of our common stock as of 5:00 p.m., Eastern time, on the Record Date, you would receive 1,000 Rights and would have the right, subject to proration, to purchase up to 1,000 additional shares of common stock at the Subscription Price with your Basic Subscription Privilege. If you fully exercise your Basic Subscription Privilege, you would also be entitled to an Over-Subscription Privilege, in each case subject to proration as described herein. You may exercise the Basic Subscription Privilege of any number of your Rights, or you may choose not to exercise any Rights. If you exercise your Basic Subscription Privilege, you may elect to purchase shares of common stock up to the number of Rights you hold. However, all subscriptions, including those pursuant to the Basic Subscription Privilege, are subject to proration.

There is no minimum number of shares of common stock that you must purchase, but you may not purchase fractional shares. You may exercise all or a portion of your Basic Subscription Privilege, or you may choose not to exercise any Rights at all. However, if you exercise less than your full Basic Subscription Privilege, you will not be entitled to purchase shares under your Over-Subscription Privilege.

Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering (either towards your Basic Subscription Privilege, if available, or towards the Over-Subscription Privilege if you have already exercised your Basic Subscription Privilege in full) unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

What is proration?

All subscriptions, including subscriptions pursuant to the Basic Subscription Privilege, will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering does not exceed the Maximum Offering Amount which is the total amount that the Company may raise in an equity offering pursuant to General Instruction I.B.6 of Form S-3. In the event that the number of subscriptions exceeds the Maximum Offering Amount, each subscriber will receive a pro rata portion of the shares issued pursuant to the Rights Offering. Each subscriber will receive a number of shares per Right equal to the product (disregarding fractions) obtained by multiplying the number of shares issuable by the Company to ensure that the Maximum Offering Amount is not exceeded based on the Subscription Price (the “Maximum Available New Stock”) by a fraction of which the numerator is the number of shares subscribed for by that subscriber under the Basic Subscription Right (or the Over-Subscription Privilege, as the case may be) and the denominator is the aggregate number of shares subscribed for by all of the subscribers pursuant to the Basic Subscription Right (or the Over-Subscription Privilege, as the case may be). Any fractional shares to which subscribers would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

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For example, assume that the Subscription Price is $5.00 per share and 8,000,000 Rights are exercised during the course of the Rights Offering. The gross proceeds to the Company, without proration, would equal $40,000,000 which is in excess of the Maximum Offering Amount. Accordingly, we would be required to prorate the subscriptions for each subscriber. If you exercised 100 Rights subscribing for 100 shares, your subscription would be prorated and you would receive only 30 shares of common stock (100 shares multiplied by the quotient of $12,000,000, or the Maximum Offering Amount, divided by $40,000,000) and would be refunded any additional money, without interest.

The Subscription Agent will notify rights holders of the number of shares allocated to each holder promptly after completion of the allocation process. Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.

What is the Over-Subscription Privilege?

The Over-Subscription Privilege provides stockholders that exercise all of their Basic Subscription Privileges the opportunity to purchase the shares of common stock that are not purchased by other stockholders in this Rights Offering (the “Remaining New Stock”) up to the Maximum Offering Amount. If you fully exercise your Basic Subscription Privilege, the Over-Subscription Privilege entitles you to subscribe for additional shares unclaimed by other holders of Rights in this Rights Offering at the same Subscription Price per share. If an insufficient number of shares is available to fully satisfy all Over-Subscription Privilege requests, we will allocate the available shares pro-rata among those stockholders exercising their Over-Subscription Privilege based on the number of available shares such that each subscriber would receive such number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of Remaining New Stock by a fraction of which the numerator is the number of shares subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate number of shares of Remaining New Stock subscribed for by all participants under the Over-Subscription Privilege. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege prior to the expiration of the Rights Offering or such earlier date as may be specified in the Rights Certificate you receive from the Subscription Agent. Because we will not know the total number of unsubscribed shares prior to the Expiration Date, you will need to deliver payment in an amount equal to the aggregate purchase price for the maximum number of shares that you desire to purchase.

Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

How was the discount to market price determined by the Board for purposes of establishing the Subscription Price?

Our board of directors considered, among other things, the following factors in determining the discount to market price for purposes of establishing the Subscription Price:

•         the current and historical trading prices of our common stock;

•         the price at which stockholders might be willing to participate in the Rights Offering;

•         our need for additional capital and liquidity;

•         the cost of capital from other sources; and

•         comparable precedent transactions, including the percentage of shares offered, the terms of the Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors and following discussions with the Dealer-Manager, our board of directors also reviewed our history and prospects, including our past and present burn rate and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors believes that the discount to market price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Rights.

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The Subscription Price does not necessarily bear any relationship to any established criteria for value, other than the current market price of our common stock on certain dates. You should not consider the Subscription Price as an indication of actual value of our company. We cannot assure you that the market price of our common stock will not decline during or after the Rights Offering. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Rights are irrevocable.

Why did the Board elect to price the Rights Offering at the lesser of the Initial Price and the Alternate Price?

                The Board elected to price the Rights Offering at the lesser of the Initial Price and the Alternate Price to attempt to protect stockholders from any decline in the price of the Company’s common stock which may occur after the Commencement Date and prior to the Expiration Date. While there is no guarantee that this mechanism will sufficiently protect stockholders that exercise their Rights (see “Risk Factors” below), the Board and management wanted to increase the likelihood that the Subscription Price would be less than the current market price at the time the shares are delivered.

What is the role of the Dealer-Manager in this Rights Offering?

The Dealer-Manager, under the terms and subject to the conditions contained in the dealer-manager agreement, will contact stockholders of the Company regarding the exercise of their Rights and provide guidance to us on general market conditions and their impact on the Rights Offering. We have agreed to pay the Dealer-Manager certain fees for acting as the dealer-manager and to reimburse the Dealer-Manager for certain out-of-pocket expenses incurred in connection with the Rights Offering. See the section of this prospectus supplement titled “Plan of Distribution” for a more complete discussion of the compensation to be paid to the Dealer-Manager for its services as the dealer-manager. The Dealer-Manager is not underwriting or backstopping the Rights Offering and is not making any recommendation with respect to the Rights (including with respect to the exercise or expiration of such Rights) or shares of common stock.

The Dealer-Manager has informed us that it has entered into or intends to enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of common stock, and (ii) the Dealer-Manager has agreed or will agree to reallocate a portion of its dealer-manager fee to each such broker-dealer whose clients exercise rights to purchase shares of common stock in this Rights Offering.

Any broker-dealer interested in participating as a selected dealer may contact the Dealer-Manager at itus@rhk.capital.

Am I required to exercise any or all of the Rights I receive in the Rights Offering?

No. You may exercise any number of your Rights, or you may choose not to exercise any Rights at all. Exercising or not exercising your Rights will not affect the number of shares of our common stock you own (or have the right to own upon exercise of other securities). However, if you choose not to exercise your Rights, your percentage ownership interest in the Company and your voting and other rights may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this Rights Offering).

How soon must I act to exercise my Rights?

The Rights may be exercised at any time beginning on the Commencement Date which is Friday, March 3, 2017 and prior to the Expiration Date which is Friday, March 24, 2017, at 5:00 p.m., Eastern time, unless the subscription period is extended. If you elect to exercise any Rights, the Subscription Agent must actually receive all required documents and payments from you prior to March 24, 2017, at 5:00 p.m., Eastern time. Although we have the option of extending the subscription period for a period not to exceed 30 days, we do not intend to do so.

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How do I exercise my Rights?

If you are a shareholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for the Rights you elect to exercise (including any Over-Subscription Rights that you would like to exercise, if available), to the Subscription Agent before Friday, March 24, 2017 (unless extended). If you are exercising your Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the shares subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For assistance you may contact the Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

What if my shares are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you own. The record holder must exercise the Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase shares, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering and to send you all of the information and documentation necessary for you to participate in the Rights Offering. For assistance you may contact the Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

Because the final Subscription Price may not be determined until the Expiration Date, how much money should I send to the Subscription Agent if I want to exercise my Rights?

                For purposes of initially exercising your Rights, you should assume that the Subscription Price will equal the Initial Price of $3.24 per share. Accordingly, for each Right that you would like to exercise, including any Rights that you would like the opportunity to exercise pursuant to the Over-Subscription Privilege, you should send $3.24 per share.  For assistance you may contact the Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

What happens if the final Subscription Price is less than the Initial Price?

If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any Excess Subscription Amounts paid by a subscriber will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash. For example, assume that the initial Subscription Price is $5.00 per share. If you want to exercise your Rights to purchase 100 shares, you will promptly send payment to the Subscription Agent in the amount of $500.  If the final Subscription Price decreases to $4.00 per share, you will receive 125 shares rather than 100 shares and no cash back. If you desire to only subscribe for a certain number of shares and you do not want any Excess Subscription Amounts to be applied to the purchase of additional shares in the Rights Offering, you will need to opt-out of this procedure by checking the appropriate box on the Rights Certificate. If you opt-out, the Subscription Agent will promptly refund to you any amounts overpaid for the Rights that you exercised, without interest or deduction. Detailed instructions to exercise your Rights, including regarding payment of the Subscription Price, are also included on your Rights Certificate.For assistance you may contact the Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

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How do I exercise my Rights?

If you wish to participate in the Rights Offering, you must take the following steps:

•         deliver payment to the Subscription Agent using the methods outlined in this prospectus supplement before 5:00 p.m., Eastern time, on March 24, 2017; and

•         deliver a properly completed Rights Certificate to the Subscription Agent using the methods outlined in this prospectus supplement before 5:00 p.m., Eastern time, on March 24, 2017.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of shares you wish to acquire pursuant to the exercise of Rights by delivering to the Subscription Agent:

•         a bank certified check;

•         a personal check; or

•         wire transfer.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.

Bank certified checks and personal checks should be sent to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attention: Corporate Actions Dept. If you are sending in a personal check, please be sure to mail the personal check for delivery on or prior to March 15, 2017 to ensure that your payment is processed prior to the Expiration Date.

If you are exercising your Rights pursuant to a wire transfer, please use the wire instructions below:

JP Morgan Chase

4 Metrotech Center

Brooklyn, NY 11245

ABA #: 021000021

Continental Stock Transfer & Trust as agent for ITUS Corporation Rights Offering

Acct #: 475-589386

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your Rights Certificate and payment of your Subscription Price to the Subscription Agent hand delivery, first class mail or overnight courier service to: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attention: Corporate Actions Dept.

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering.

When will I receive my new shares of common stock?

The Subscription Agent will arrange for the issuance of the common stock promptly after the expiration of the Rights Offering and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. If you are a holder of record of shares, all shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of the common stock.

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If I exercise some or all of my Rights, may I cancel my exercise before the Rights Offering closes?

No. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if our board of directors extends the rights offering for a period of up to 30 days. However, if we amend the Rights Offering to allow for an extension of the subscription period of more than 30 days or make a Material Change to the terms of the Rights Offering set forth in this prospectus supplement, you may cancel your purchase and receive a refund of any money you have advanced. You should not exercise your Rights unless you are certain that you wish to purchase shares at the Subscription Price.

If I exercise some or all of my Rights and I determine that I would like to exercise more of my Rights or I would like to exercise or increase my Over-Subscription Privilege, may I do so and, if so, what steps do I need to take?

Yes. While you may not revoke any exercise of your Rights, if you desire to increase your subscription you may do so.  Please contact the Information Agent MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.comto increase your subscription.

May I transfer my Rights?

No. You may not sell or transfer your Rights to anyone.

Are we requiring a minimum subscription to complete the Rights Offering?

No. We may complete the Rights Offering regardless of the number of Rights that may be exercised.

Are there any conditions to completing the Rights Offering?

No, but we have the right to cancel or modify the terms of the Rights Offering in our sole discretion.

Are there any other limitations on the exercise of the Rights aside from potential proration?

                Yes. In the event that the exercise by a stockholder of the Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use the Tax Attributes under the Code and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such stockholder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Can our board of directors extend, cancel or amend the Rights Offering?

Yes. We have the option to extend the Rights Offering and the period for exercising your Rights for a period not to exceed 30 days, at our sole discretion. We do not presently intend to extend the Rights Offering. If we elect to extend the Expiration Date to a date following Friday, March 24, 2017, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced Expiration Date. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give stockholders more time to exercise their Rights in the Rights Offering.

Our board of directors may cancel the Rights Offering at any time in its sole discretion. If the Rights Offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the Subscription Agent will be promptly returned, without interest or penalty.

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Our board of directors also has the right to amend or modify the terms of the Rights Offering in its sole discretion. If we make any Material Change to the terms of the Rights Offering set forth in this prospectus, we will offer persons who have exercised their Rights the opportunity to cancel their purchases and the Subscription Agent will refund the funds advanced by each such person and recirculate an updated prospectus supplement. In addition, upon such event, we may extend the Expiration Date to allow holders of Rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the Expiration Date. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the Subscription Price, although we do not currently anticipate any such change.

Has our board of directors made any recommendation to our stockholders regarding the Rights Offering?

No. Neither our board of directors nor the Dealer-Manager is making any recommendation to stockholders regarding the exercise of Rights in the Rights Offering. You should make an independent investment decision about whether or not to exercise your Rights. Stockholders who exercise Rights risk the loss of the amount invested. Please see “Risk Factors” for a discussion of material risks involved in investing in our common stock.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers has entered into any binding commitment or agreement to exercise Rights received in the Rights Offering, our directors and executive officers have indicated that they intend on participating in the Rights Offering.

How many shares of the company’s common stock will be outstanding after the rights offering?

At the Record Date, 8,757,587 shares of our common stock were outstanding. The number of shares of common stock outstanding after the Rights Offering will depend on the final Subscription Price and the number of Rights that are exercised. If the Subscription Price does not decrease and if all of the Rights are exercised, there will be 12,461,290 shares of common stock outstanding after the Rights Offering.

How much proceeds will we receive from the Rights Offering?

Assuming the Rights Offering is subscribed in full, we will receive proceeds of approximately $11,040,000, net of expenses and fees incident to this Rights Offering estimated at approximately $960,000, including dealer-manager fees. However, until the subscription period ends, we will not know the total proceeds that we have received in the Rights Offering.  For a description on how we plan to use the proceeds of the Rights Offering, please see “Use of Proceeds.”

Are there material risks in exercising my Rights?

Yes. The exercise of your Rights involves material risks. Among other things, you should carefully consider each of the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by the Subscription Agent will be promptly returned, without interest. If you own your common stock in a brokerage account, it may take longer for you to receive the return of your payment because the Subscription Agent will return your payment through the broker, dealer, bank or other nominee that is the record holder of your shares of common stock.

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Will the Rights be listed on a stock exchange or national market?

No. The Rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

Will the shares of common stock that I receive upon exercise of my Rights be freely-tradable?

                Yes. The Rights Offering is being conducted pursuant to an effective registration statement. Accordingly, all shares issued upon exercise of the Rights will be free of any restrictive legend and will be freely-tradable on NASDAQ.

How do I exercise my Rights if I live outside the United States?

To exercise your Rights, you must follow the process described in the subscription documents sent to you and also available from the Information Agent. For assistance you may contact the Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

What fees or charges apply if I exercise my Rights?

We are not charging any fee or sales commission to issue Rights to you or to issue the shares to you if you exercise your Rights. If you hold your shares in “street name” and exercise your Rights through a broker, dealer, bank or other nominee that is the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising Rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of Rights unless the Rights Offering is treated as a distribution described in either Section 305(b) or 305(c) of the Code. We believe that the Rights Offering should not be treated as either such distribution, but certain aspects of that determination are unclear. Our position is not binding on the Internal Revenue Service or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of our shares. For further information, please see “Material U.S. Federal Income Tax Consequences.”

Who should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended October 31, 2016, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to our Financial Condition and Operations

We have a history of losses and may incur additional losses in the future.

On a cumulative basis, we have sustained substantial losses and negative cash flows from operations since our inception.  As of October 31, 2016, our accumulated deficit was approximately $151,165,000.  As of October 31, 2016, we had approximately $3,238,000 in cash and cash equivalents and short-term investments, and working capital of approximately $2,932,000. We incurred losses of approximately $5,016,000 in fiscal year 2016. We expect to incur material research and development expenses and to continue incurring significant legal and general and administrative expenses in connection with our operations.  As a result, we anticipate that we will incur losses in the future.

As a result of our current lack of financial liquidity, our independent registered public accounting firm (“auditors”) has expressed substantial doubt regarding our ability to continue as a “going concern.”

As a result of our historical losses and our current burn rate, our auditors’ report for our financial statements for the year ended October 31, 2016 contains a statement concerning our ability to continue as a “going concern” in the event that we are unable to obtain additional capital. Potential sources of capital include income from operations, debt and the sale of the company’s equity securities. Many factors impact our ability to generate capital including the results of our ongoing clinical trials, the price of our stock, the liquidity of our stock, factors that influence the capital markets and the overall health of the United States and world economies.

Because Cchek is at an early stage of development, it is not likely that we will generate revenue from operations for the foreseeable future. In the event that we are unable to raise additional capital, the ongoing development of Cchek would be materially and adversely impacted as would the continuing viability of the Company.

Our financial statements have been prepared assuming that we will continue as a going concern.  In order for us to have sufficient capital to execute our business plan, fund our operations and meet our debt obligations over the next 12 months, we will need to raise additional capital.  Although we have been successful in the past in raising capital, we cannot provide any assurance that we will be successful in doing so in the future to the extent necessary to be able to fund our operating activities and debt obligations over the next 12 months, which raises substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We will need additional funding in the future which may not be available on acceptable terms, or at all, and, if available, may result in dilution to our stockholders.

Based on currently available information as of February 27, 2017, we believe that our existing cash, cash equivalents, short-term investments and expected cash flows from operations will not be sufficient to fund our activities and debt obligations for the next 12 months. To date, we have relied primarily upon cash from the public and private sale of equity and debt securities, as well as net proceeds from the December 2014 settlement with AUO Optronics Corporation (“AUO”), to generate the working capital needed to finance our operations and to repay the Redemption Debenture (as defined below).  If current cash on hand, cash equivalents, short term investments and cash that may be generated from our business operations are insufficient to continue to operate our business, we will be required to obtain more working capital.  We may seek to obtain working capital through sales of our equity securities, including through this Rights Offering, or through bank credit facilities or public or private debt from various financial institutions where possible which would rank junior in right of payment to our existing Redemption Debenture. We cannot be certain that additional funding will be available on acceptable terms, or at all.  If we do identify sources for additional funding, the sale of additional equity securities or convertible debt could result in dilution to our stockholders. Additionally, the sale of equity securities or issuance of debt securities may be subject to certain security holder approvals or may result in the downward adjustment of the exercise or conversion price of our outstanding securities.  We can give no assurance that we will generate sufficient cash flows in the future to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available or would be approved by our security holders, if needed, on favorable terms, or at all.  If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which would significantly harm the business and development of operations.

Failure to pay our secured debt holder may result in a foreclosure and we may not raise enough in this Rights Offering to pay our secured debt holder in full.

On September 9, 2014, we issued 140 shares of Series A Preferred Stock having an aggregate value of $3,500,000  (the "Series A Preferred") and a warrant to purchase 370,000 shares of the Company’s common stock (the “September 2014 Warrant”). The September 2014 Warrant expired on November 11, 2016.  Holders of our Series A Preferred had a one-time right to require the Company to redeem the Series A Preferred, which right was set to expire on November 11, 2016 (the "Redemption Date"). Under its terms, the Series A Preferred could only be redeemed from the proceeds of the sale of the Company’s equity securities.  On November 11, 2016, the holder of all of our outstanding Series A Preferred exercised its right of redemption. On December 6, 2016, we entered into an agreement with the holder of the Series A Preferred setting forth the terms under which such redemption would take place (the “Redemption Agreement”) in lieu of paying the redemption from proceeds of the sale of equity securities. Pursuant to the Redemption Agreement, at closing the holder of the Series A Preferred received (i) $500,000 in cash, (ii) a 12% secured debenture evidencing the remaining $3,000,000 amount to be redeemed, $1,000,000 of which is due on or before June 1, 2017 and the remainder of which is due on November 11, 2017 (the “Redemption Debenture”), and (iii) a five-year warrant to purchase 500,000 shares of the Company’s common stock with substantially the same terms as the expired September 2014 Warrant at an exercise price equal to $5.03 per share. The Redemption Debenture is secured by a lien on the Company’s assets and prohibits the Company from incurring any senior indebtedness other than equipment financing in connection with the Company’s business.

If we do not raise enough proceeds in this Rights Offering to repay the Redemption Debenture and we default on our obligation, the creditor may seek to obtain a judgment against the Company for the remaining balance of the Redemption Debenture and attempt to foreclose on assets of the Company sufficient to repay the remaining balance of the Redemption Debenture. In the event of a default, if the Company is unable to re-negotiate the terms of the Redemption Debenture or raise sufficient capital to repay the remaining balance of the Redemption Debenture, such default would have a material adverse impact on the ongoing operations of the Company.

If we do not raise enough proceeds in this Rights Offering to pay the Redemption Debenture, the terms set forth in the Redemption Debenture may make it difficult for us to borrow additional funds in the future.

Other than trade debt, the terms of the Redemption Debenture prohibit us from incurring indebtedness that ranks senior in right of payment to the Redemption Debenture.  This restriction may make it difficult for us to borrow additional funds from third parties. Additionally, the Redemption Debenture is secured by a lien on the assets of the Company which may prevent us from incurring additional secured debt. If we are unable to raise additional capital through the issuance of debt such failure could have a material adverse impact on our business, results of operations and financial condition.

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Failure to effectively manage our potential growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our business strategy and potential growth may place a strain on managerial, operational and financial resources and systems.  Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results will be materially harmed.

You may experience future dilution as a result of future equity or debt offerings.

In order to raise additional capital, including to repay the Redemption Debenture and for operations, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this Rights Offering. We may sell shares or other securities in any future offering at a price per share that is lower than the price per share paid by investors in this offering, which would result in those newly issued shares being dilutive. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this Rights Offering, which would result in those newly issued shares being dilutive to your investment. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could impair the value of your shares. Further, the issuance of debt securities in order to obtain additional funds may impose restrictions on our operations and may impair our working capital as we service any such debt obligations.

Risks Related to This Offering

Management will have broad discretion with respect to the use of the proceeds from this Rights Offering and the proceeds from the Rights Offering may be insufficient to meet our ongoing capital needs.

Although we have highlighted the intended use of proceeds for this Rights Offering, our management will have broad discretion as to the application of the net proceeds from this Rights Offering and could use them for purposes other than those contemplated at the time of the Rights Offering. Additionally, depending on the amount of proceeds generated from the Rights Offering, the proceeds may be insufficient to meet our ongoing capital needs. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you do not participate in the Rights Offering, your interest in the Company will likely be diluted.

Common stockholders who do not fully exercise their respective Rights should expect that they will, at the completion of the Rights Offering, own a smaller proportional interest in the Company than would otherwise be the case had they fully exercised their Rights.

Our common stock price may be volatile as a result of the Rights Offering.

The trading price of our common stock may fluctuate substantially as a result of the Rights Offering. The price of the common stock that will prevail in the market following the Rights Offering may be higher or lower than the Subscription Price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

The Rights Offering may cause the price of our common stock to decline.

The Rights Offering may result in an immediate decline in the market value of our common stock. This decline may continue after the completion of Rights Offering. Further, if a substantial number of Rights are exercised and the holders of the shares received upon exercise of those Rights choose to sell some or all of the shares of common stock, the resulting sales could depress the market price of our common stock. There is no assurance that, following the Expiration Date, you will be able to sell the common stock you receive from the exercise of your Rights at a price equal to or greater than the Subscription Price.

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Although the pricing mechanism determined by our board of directors in the Rights Offering is intended to provide stockholders that exercise their Rights with shares at a discount to the market price of our common stock, there is no guarantee that by the time the shares are delivered to you, the market price of our common stock will be above the discounted price. Further, because the exercise of your Rights is not revocable and because the Rights are not transferrable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered.

                Our board of directors has approved a pricing mechanism intended to provide Rights holders with an opportunity to exercise their Rights at a discount to the market price of our common stock. However, there is no guarantee that the Subscription Price, whether it is set at the Initial Price or the Alternate Price, will be lower than the market price of our common stock at the time that the shares are purchased and delivered. Further, because the exercise of your Rights is not revocable and because the Rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered to you.  Accordingly, the Subscription Price at which you are purchasing shares of common stock may be above the prevailing market price by the time that the shares of common stock are purchased and delivered.

Completion of the Rights Offering and the sale of the shares is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors.

Completion of the Rights Offering is not subject to our raising a minimum offering amount. As such, proceeds from the Rights Offering and the sale of the shares may not be sufficient to meet the objectives we state in this prospectus supplement, including the repayment of the Redemption Debenture, or other corporate milestones that we may set. Stockholders should not rely on the success of the Rights Offering and the sale of the shares to entirely address our need for funding. If we fail to complete the Rights Offering or raise capital from other sources, we would anticipate having to significantly scale back our growth plans and operating expenses, which will curtail the progress of our business.

The Rights are not transferable and there is no market for the Rights.

You may not sell, transfer or assign your Rights. The Rights are only transferable by operation of law. Because the Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Rights.

Because we do not have any formal commitments from any of our stockholders to participate in the Rights Offering, the net proceeds we receive from the Rights Offering may be lower than we currently anticipate and may even be zero.

We do not have any formal commitments from any of our stockholders to participate in the Rights Offering, and we cannot assure you that any of our stockholders will exercise all or any part of their Rights. If our stockholders subscribe for fewer shares of our common stock than we currently anticipate, or if our stockholders do not participate in the Rights Offering at all, the net proceeds we receive from the Rights Offering could be significantly lower than we currently expect and potentially zero.

If we terminate the Rights Offering for any reason, we will have no obligation other than to return subscription monies promptly and without interest.

We may decide, in our discretion and for any or no reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If the Rights Offering is terminated, we will have no obligation with respect to Rights that have been exercised except to promptly return, without interest or deduction, the subscription monies deposited with the Subscription Agent.

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If you do not act on a timely basis and follow subscription instructions, your exercise of the Rights may be rejected.

Holders of shares of common stock who desire to purchase shares in the Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern time, on Friday, March 24, 2017 (unless extended). If you are a beneficial owner of shares of common stock and you wish to exercise your Rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver the forms and payments to the Subscription Agent prior to 5:00 p.m., Eastern time, on Friday, March 24, 2017 (unless extended). We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern time, on Friday, March 24, 2017.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

The receipt of Rights may be treated as a taxable distribution to you.

We believe the distribution of the Rights in the Rights Offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Code.  Please see the discussion of “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the IRS or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

The Subscription Price determined for the Rights Offering is not an indication of the fair value of our common stock.

In determining the method for computing the Subscription Price, our board of directors considered a number of factors, including, but not limited to, the price at which our stockholders might be willing to participate in the Rights Offering, historical and current trading prices for our common stock including volatility, the amount of proceeds desired, the potential need for liquidity and capital, potential market conditions and the desire to provide an opportunity to our stockholders to participate in the Rights Offering. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in rights offerings by other public companies. The Subscription Price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value, other than the current market price of our common stock on certain dates. You should not necessarily consider the Subscription Price as an indication of the fair value of our common stock. After the date of this prospectus supplement, our common stock may trade at prices above or below the Subscription Price.

There is no back-stop or standby commitment in place to purchase shares that are not purchased in the Rights Offering, and no minimum number of shares that we must sell in the Rights Offering.

There is no back-stop or standby commitment in place to purchase shares that are not purchased in the Rights Offering. The Dealer-Manager is not acting as an underwriter or placement agent of the Rights or the shares of common stock issuable upon exercise of the Basic Subscription Privilege or Over-Subscription Privilege. The Dealer-Manager’s services to us in this Rights Offering cannot be construed as any assurance that the Rights Offering will be successful. The Dealer-Manager does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company. Furthermore, there is no minimum number of shares that we must sell in the Rights Offering. Consequently, the Rights Offering may not raise significant funds or achieve any minimum liquidity threshold.

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We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market, or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

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USE OF PROCEEDS

We may raise gross proceeds of up to $12,000,000 in the Rights Offering. Assuming that we raise $12,000,000, we estimate that the net proceeds from the sale of the securities offered by this prospectus supplement will be approximately $11,040,000, after deducting the offering expenses and fees payable by us estimated at approximately $960,000, including dealer-manager fees. However, there is no minimum number of Rights that must be exercised in this Rights Offering, no minimum number that any Rights holder must exercise, and no minimum number of shares of common stock that we will issue at the closing of this Rights Offering. Accordingly, we may raise substantially less proceeds than $12,000,000.

We intend to use the net proceeds of this Rights Offering for general corporate purposes, including ongoing clinical work and working capital, and to repay the Redemption Debenture. As indicated elsewhere in this prospectus supplement, the Redemption Debenture is in the principal amount of $3,000,000, $1,000,000 of which is due on or before June 1, 2017 and the remainder of which is due November 11, 2017. The Redemption Debenture bears interest at 12% per annum.  Any additional proceeds raised will go towards general corporate purposes, though we do reserve the right to use a portion of the net proceeds for the acquisition of businesses, products and technologies that are complementary to ours, or for other strategic purposes, although we have no current understandings, commitments or agreements to do so. We may also use a portion of the net proceeds to repurchase outstanding warrants. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities. How we apportion the proceeds of this Rights Offering will depend upon the amount that we raise in the Rights Offering.

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DILUTION

Purchasers of our common stock in the Rights Offering will experience dilution to the extent of the difference between the Subscription Price and our as-adjusted net tangible book value (deficit) per share immediately after this Rights Offering. Net tangible book value (deficit) per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of October 31, 2016, our net tangible book value (deficit) was approximately ($1,084,000), or approximately ($0.12) per share.

After giving effect to the sale by us in the Rights Offering of 3,703,703 shares of our common stock at an assumed Subscription Price of $3.24 per share, after deducting the estimated offering fees and expenses payable by us estimated at approximately $960,000, including dealer-manager fees, our as-adjusted net tangible book value (deficit) as of October 31, 2016 would have been approximately $9,956,000, or approximately $0.80 per share. This represents an immediate increase in net tangible book value (deficit) of $0.92 per share to existing stockholders who do not participate in the Rights Offering and an immediate dilution of $2.44 per share to investors purchasing shares of our common stock in this Rights Offering. The following table illustrates this per share dilution (unaudited):

Subscription Price		$3.24
Net tangible book value per share as of October 31, 2016 before the Rights Offering	(0.12)
Increase in net tangible book value per share attributable to the Rights Offering	0.92
As-adjusted net tangible book value per share after giving effect to the Rights Offering		0.80
Dilution in net tangible book value per share to existing stockholders who participate in the Rights Offering		$2.44

To the extent that the Alternative Price is lower than the Initial Price, then purchasers of our common stock in the Rights Offering will experience further dilution.

The information above is as of October 31, 2016 and excludes as of such date:

•

1,080,872 shares of our common stock issuable upon exercise of stock options outstanding under our 2010 Share Incentive Plan, 421,433 of which are not currently exercisable, which have a weighted average exercise price of $3.12 per share, and 225,600 shares of our common stock issuable upon exercise of stock options outstanding under our 2003 Share Incentive Plan, which have a weighted average exercise price of $18.69 per share;

•	431,956 shares of our common stock reserved for future issuance under our 2010 Share Incentive Plan;
•

1,780,000 shares of our common stock issuable upon the exercise of stock options outstanding pursuant to stock options that were not granted under the 2003 Share Plan or the 2010 Share Plan, which have a weighted average exercise price of $2.70 per share;

•

707,379 shares of our common stock issuable upon exercise of our outstanding warrants, which have a weighted average exercise price of $8.83 per share (excluding the 500,000 shares of common stock issuable upon exercise of the warrant issued pursuant to the Redemption Agreement); and

•	947,606 shares of our common stock that will be issued to Meetrix in satisfaction of the Meetrix Obligation at a price of $5.04 per share.

To the extent that any of our outstanding stock options or warrants are exercised, or if we grant additional options or other awards under our stock incentive plan or additional warrants, or issue additional shares of common stock in the future, there may be further dilution.

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THE RIGHTS OFFERING

Subscription Rights

We are distributing to the holders of our common stock, at no charge, non-transferrable subscription rights to purchase our common stock. Each holder of our common stock at 5:00 p.m., Eastern time, on March 1, 2017 will receive one (1) Right to purchase one (1) share of our common stock (subject to proration) for each one (1) share of common stock owned by such holder on the Record Date. The Rights will be evidenced by a Rights Certificate. Each Right will entitle the holder to a Basic Subscription Privilege and an Over-Subscription Privilege for all Basic Subscription Privileges that remain unsubscribed, in each case subject to proration and as described below. You will only be permitted to exercise your Over-Subscription Privilege, if any, if you fully exercise your Basic Subscription Privilege (provided that any Excess Subscription Amount may be applied to your Over-Subscription Privilege as described below). You may exercise all or a portion of your Rights, or you may choose not to exercise any of your Rights. Rights may only be exercised in aggregate for whole numbers of shares of our common stock. No fractional shares of our common stock will be issued in the Rights Offering and in the event of proration, all fractional shares will be rounded down to the nearest whole share.

In addition to the foregoing, certain holders of our warrants to purchase common stock have the contractual right to participate in this Rights Offering. Each such warrant holder will receive one Right for each share of common stock that such warrant holder’s warrant is exercisable for. A total of 309,400 Rights will be issued to these warrant holders.

Limitation on the Purchase of Shares

Your Basic Subscription Right permits you to only purchase the number of shares upon exercise of the number of Rights distributed to you in the Rights Offering. Accordingly, the number of shares that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date. Your Over-Subscription Privilege permits you to subscribe for additional shares to the extent to which other stockholders do not exercise their Rights, which we cannot determine prior to the end of the Subscription Period.

Further, in the event that the exercise by a stockholder of the Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes under the Code and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such stockholder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Proration

Both the Basic Subscription Privilege and Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering does not exceed the Maximum Offering Amount.

Subscription Price

Each Right will be exercisable at a price per share equal to the lesser of (i) $3.24 and (ii) a fifteen percent (15%) discount to the volume weighted average price for our common stock for the five (5) trading day period through and including Friday, March 24, 2017 (subject to extension). The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value, other than the current market price of our common stock on certain dates.

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Determination of Subscription Price

Our board of directors considered, among other things, the following factors in determining the discount to market price for purposes of establishing the Subscription Price:

•         the current and historical trading prices of our common stock;

•         the price at which stockholders might be willing to participate in the Rights Offering;

•         our need for additional capital and liquidity;

•         the cost of capital from other sources; and

•         comparable precedent transactions, including the percentage of shares offered, the terms of the Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors and following discussions with the Dealer-Manager, our board of directors also reviewed our history and prospects, including our past and present burn rate and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors believes that the discount to market price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Rights.

The Subscription Price does not necessarily bear any relationship to any established criteria for value, other than the current market price of our common stock on certain dates. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the Subscription Price in any given time period. The market price of our common stock may decline during or after the Rights Offering. We cannot assure you that you will be able to sell the shares of our common stock purchased during the Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Rights are irrevocable.

Non-Transferability of Rights

The Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Rights to anyone. The Rights will not be listed for trading on any stock exchange or market.

Expiration Date

The subscription period during which you may exercise your Rights expires at 5:00 p.m., Eastern time, on March 24, 2017, which is the expiration of the Rights Offering. If you do not exercise your Rights before that time, your Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern time, on March 24, 2017, which is the Expiration Date that we have established for the Rights Offering.

Termination

We may terminate the Rights Offering at any time and for any or no reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying shareholders and the public of the termination.

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Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent and held in escrow for investors will be promptly returned, without interest or penalty.

Shares of Our Common Stock Outstanding After the Rights Offering

On the Record Date, assuming no additional issuances of our common stock prior to the Record Date, we will have 8,757,587 shares of our common stock issued and outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed, approximately 12,461,290 shares of our common stock will be issued and outstanding. However, the exact number of shares of common stock that we will issue in this Rights Offering will depend on the Subscription Price, the number of shares that are subscribed for in the Rights Offering and whether the unsubscribed Rights are exercised pursuant to the Over-Subscription Privilege.

Methods for Exercising Subscription Rights

The exercise of Rights is irrevocable and may not be cancelled. You may exercise your Rights as follows:

Subscription by Record Holders

If you are a shareholder of record, the number of shares you may purchase pursuant to your Rights is indicated on the enclosed Rights Certificate. You may exercise your Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment of the Subscription Price, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., Eastern time, on March 24, 2017. Your Rights will not be considered exercised unless the Subscription Agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., Eastern time, on the Expiration Date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee. Your Rights will not be considered exercised unless the Subscription Agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., Eastern time, on the Expiration Date.

Payment Method

Payments must be made in full in U.S. currency by bank certified check or by wire transfer, and payable to “Continental Stock Transfer & Trust as agent for ITUS Corporation Rights Offering”. You must timely pay the full Subscription Price for the full number of shares of our common stock at the Initial Price if you wish to acquire pursuant to the exercise of Rights (including any exercise of the Over-Subscription Privilege, if available) by delivering a:

•         bank certified check payable to “Continental Stock Transfer & Trust as agent for ITUS Corporation Rights Offering”;

•         personal check payable to “Continental Stock Transfer & Trust as agent for ITUS Corporation Rights Offering”; or

•         wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer and Trust Company, as escrow agent, for purposes of accepting subscriptions in this Rights Offering at:

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JP Morgan Chase
4 Metrotech Center
Brooklyn, NY 11245
ABA #: 021000021
Continental Stock Transfer & Trust as agent for ITUS Corporation Rights Offering
Acct #: 475-589386

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full Subscription Price.

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those statements and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.

If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any Excess Subscription Amounts paid by a subscriber will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election on the Rights Certificate to have the Excess Subscription Amount returned in cash.

Bank certified checks and personal checks should be sent to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attention: Corporate Actions Dept. If you are sending in a personal check, please be sure to mail the personal check for delivery on or prior to March 15, 2017 to ensure that your payment is processed prior to the Expiration Date.

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Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If we determine that your incomplete Rights Certificate otherwise complies with the subscription procedures and if you do not indicate the number of Rights that you wish to exercise, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received after determination of the Subscription Price.

Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering (either towards your Basic Subscription Privilege, if available, or towards the Over-Subscription Privilege if you have already exercised your Basic Subscription Privilege in full) unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

Issuance of Common Stock

The shares of common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS)account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription Agent

The Subscription Agent for the Rights Offering is Continental Stock Transfer & Trust Company. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

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Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
Attention: Corporate Actions Dept.

If you deliver the Rights Certificates in a manner different than that described in this prospectus supplement, we may not honor the exercise of your Rights.

Information

The Information Agent for the Rights Offering is MacKenzie Partners, Inc. You should direct any questions or requests for assistance concerning the method of subscribing for the shares or for additional copies of this prospectus to the Information Agent at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. Rights holders will only be entitled to purchase a number of shares representing a whole number of shares of common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering (either towards your Basic Subscription Privilege, if available, or towards the Over-Subscription Privilege if you have already exercised your Basic Subscription Privilege in full) unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. If a beneficial owner of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form titled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date of the Rights Offering, which is March 24, 2017 (unless extended), unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full Subscription Price. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

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Shareholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock purchased in the Rights Offering.

No Revocation

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke the exercise or request a refund of monies paid. All exercises of Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase shares of common stock at the Subscription Price.

Increase of Subscription Amount

                While you may not revoke any exercise of your Rights once you submit the Rights Certificate or have instructed your nominee of your subscription request, if you desire to increase your subscription you may do so. To increase your subscription amount, you should contact the Information Agent at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock should recognize income or loss upon receipt or exercise of a Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Rights. Shareholders who exercise Rights risk investment loss on money invested. We cannot assure you that the market price of our common stock will reach or exceed the Subscription Price and, even if it does so, that it will not decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees and expenses charged by the Dealer-Manager, the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Rights.

Listing

The Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. The shares of our common stock are, and the shares to be issued in the Rights Offering will be, traded on NASDAQ under the symbol “ITUS.”

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Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date of Friday, March 24, 2017.

Dealer-Manager Arrangements

Advisory Group Equity Services doing business as RHK Capital, a broker-dealer and a member of the Financial Industry Regulatory Authority (FINRA), is the dealer-manager for this Rights Offering. RHK Capital is the trade name for the investment banking services of Advisory Group Equity Services. The principal business address of the Dealer-Manager is 444 Washington Street, Suite 407, Woburn, Massachusetts 01801.

Under the terms and subject to the conditions contained in the dealer-manager agreement between our company and the Dealer-Manager, the Dealer-Manager will provide marketing assistance and advice to us in connection with this Rights Offering and will solicit the exercise of subscription rights. This Rights Offering is not contingent upon any number of Rights being exercised. The Dealer-Manager is not underwriting any of the Rights or the shares of common stock in this Rights Offering.

Pursuant to the dealer-manager agreement, we are obligated to pay the Dealer-Manager as compensation a cash fee of 6.0% of the proceeds of the Rights Offering, plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering and to indemnify the Dealer-Manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer-manager agreement also provides that the Dealer-Manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the Dealer-Manager. The Dealer-Manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Dealer-Manager does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company.

The Dealer-Manager has informed us that it has entered into or intends to enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of common stock, and (ii) the Dealer-Manager has agreed or will agree to reallocate a portion of its dealer-manager fee to each such broker-dealer whose clients exercise rights to purchase shares of common stock in this Rights Offering.

The maximum commission to be received by any independent broker-dealer or any member of FINRA will not be greater than 8% of the proceeds from the sale of the shares of common stock offered pursuant to this prospectus supplement.

Any broker-dealer interested in participating as a selected dealer may contact the Dealer-Manager at itus@rhk.capital.

Other than as described in this prospectus supplement, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered hereby.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock received upon exercise of the Rights.

This summary deals only with Rights acquired through the Rights Offering and shares of our common stock acquired upon exercise of Rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding Rights or shares of our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Rights or shares of our common stock in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, the United States Treasury regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the Rights that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of shares of our common stock, Rights and shares of our common stock acquired upon exercise of Rights, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person. A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the record owner, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, we do not believe your receipt of Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions”. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock. Currently we do not intend to make any future distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock; however, there is no guarantee that we will not make such distributions in the future.

Our position regarding the tax-free treatment of the Rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Rights is a disproportionate distribution or otherwise, the fair market value of the Rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2017.

The following discussion is based upon the treatment of the Rights issuance as a non-taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Rights you receive is less than 15% of the fair market value of your existing shares of common stock (with respect to which the Rights are distributed) on the date you receive the Rights, the Rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the Rights in proportion to the relative fair market values of the existing shares of common stock and the Rights, determined on the date of receipt of the Rights. If you choose to allocate basis between your existing common shares and the Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Rights. Such an election is irrevocable.

However, if the fair market value of the Rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the Rights, then you must allocate your basis in your existing shares of common stock between those shares and the Rights you receive in proportion to their fair market values determined on the date you receive the Rights.

The fair market value of the Rights on the date that the Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Rights on that date. In determining the fair market value of the Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Rights and the trading price of our shares of common stock on the date that the Rights are distributed, the length of the period during which the Rights may be exercised and the fact that the Rights are non-transferable.

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Exercise of Subscription Rights

Generally, you will not recognize gain or loss upon the effectiveness of the exercise of a Right in the Rights Offering. The basis in the stock upon which the Rights were issued which is allocated to the Rights under the prior section entitled “Tax Basis in the Subscription Rights” would be further allocated to the new common stock upon exercise of the Right. This allocations will establish your initial tax basis for U.S. federal income tax purposes in your new common stock. The holding period of shares of common stock acquired upon exercise of a Right in the Rights Offering will begin on the date of exercise. Soon after Closing, we intend to provide a calculation of the basis in each new share of common stock to assist those exercising to establish their initial tax basis for U.S. federal income tax purposes.

If you exercise a Right received in the Rights Offering after disposing of the shares of our common stock with respect to which such Right is received, then certain aspects of the tax treatment of the exercise of the Right are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the Right and (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold. If you exercise a Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Right is received, you should consult with your own tax advisor.

Expiration of Subscription Rights

If you allow Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should reallocate any portion of the tax basis in your existing common stock previously allocated to the Rights that have expired to the existing common stock.

Taxation of Common Stock

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. We currently have a substantial accumulated deficit of approximately $151 million as of October 31, 2016.

Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.

Dispositions

If you sell or otherwise dispose of shares of common stock acquired upon exercise of Rights in a taxable transaction, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

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Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition shares of our common stock acquired through the exercise of Rights, or dividend payments. Backup withholding (currently at the rate of 28%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Rights will be treated as a non-taxable distribution. See “Tax Consequences to U.S. Holders-Taxation of Subscription Rights-Receipt of Subscription Rights” above.

Taxation of Distributions on Common Stock

Any distributions of cash or property made with respect to our common stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, you will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding tax if you provide an IRS Form W-8ECI certifying that the distributions are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment within the United States); instead, you generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income.

Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Any distribution will also be subject to the discussion below under the heading “FATCA”.

Sale or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our common stock unless:

•         the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment in the United States);

•         you are an individual, you hold your Rights or shares of common stock as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case you will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by your U.S.-source capital losses, if any); or

•         we are or have been a “United States real property holding corporation”, or USRPHC, for U.S. federal income tax purposes unless an exception for 5% or less shareholders applies.

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Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less shareholders applies. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less shareholders.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding should not generally apply to distributions on our common stock and information reporting and backup withholding should not generally apply to the proceeds from a sale or other disposition of shares of our common stock. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Payments of dividends on our common stock to a Non-U.S. Holder will be subject to a 30% withholding tax if the Non-U.S. Holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally such documentation is provided on an executed and properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If dividends are subject to the 30% withholding tax under FATCA, they will not be subject to the 30% withholding tax described above under “Tax Consequences to Non-U.S. Holders-Taxation of Distributions on Common Stock.” Starting in 2019, payments of the gross proceeds from a sale or exchange of our common stock or other securities may also be subject to FATCA withholding absent proof of FATCA compliance prior to January 1, 2019.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

For a description of the Rights being offered hereby, please see “The Rights Offering” above. For a description of the common stock issuable upon exercise of the Rights, please see “Description of Securities We May Offer” in the accompanying prospectus.

PRICE RANGE OF COMMON STOCK

Since July 2015, our common stock has traded on NASDAQ under the symbol “ITUS”. Prior to July 2015, our common stock traded on the OTCQB marketplace. The high and low sales prices as reported by NASDAQ and OTCQB for each quarterly fiscal period during our fiscal years ended October 31, 2016 and 2015 is as follows (all sales prices below reflect our 1-for-25 reverse stock split which was effected in June 2015):

Fiscal Period	High	Low
1st quarter 2017	$6.20	$4.55

4th quarter 2016	$6.82	$2.85
3rd quarter 2016	3.70	2.55
2nd quarter 2016	3.31	1.88
1st quarter 2016	4.85	2.01

4th quarter 2015	$6.00	$3.50
3rd quarter 2015	6.40	1.75
2nd quarter 2015	4.10	1.39
1st quarter 2015	5.53	2.25

As of February 28, 2017, the approximate number of record holders of our common stock was 306 and the closing price of our common stock was $3.95 per share.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings, if any, to support our business strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the sole discretion of our board of directors after taking into account various factors, including our financial condition, operating results, capital requirements and any plans for expansion.

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PLAN OF DISTRIBUTION

Introduction

Promptly after the Record Date for the Rights Offering, we will distribute the Rights Certificate and any other subscription documents to stockholders of record as of March 1, 2017. If you wish to exercise your Rights, you should follow the instructions in the subscription documents sent to you and also available from the Information Agent. If you are unable to do so, you may call the Information Agent for assistance. See “The Rights Offering — Methods for Exercising Subscription Rights.” If you have any questions, you should contact the Information Agent, MacKenzie Partners, Inc., at (212) 929-5500 or (800) 322-2885 (toll free), or by email at ITUS@mackenziepartners.com.

Dealer-Manager

Advisory Group Equity Services doing business as RHK Capital, a registered broker-dealer and member of the Financial Industry Regulatory Authority (FINRA), will act as the dealer-manager for this Rights Offering. RHK Capital is the trade name for the investment banking services of Advisory Group Equity Services. The Dealer-Manager’s principal business address is 444 Washington Street, Suite 407, Woburn, Massachusetts 01801. Under the terms and subject to the conditions contained in the dealer-manager agreement between our company and the Dealer-Manager, the Dealer-Manager will provide marketing assistance and advice to us in connection with this Rights Offering and will solicit the exercise of subscription rights. This Rights Offering is not contingent upon any number of Rights being exercised. The Dealer-Manager is not underwriting any of the Rights or the shares of common stock in this Rights Offering.

Pursuant to the dealer-manager agreement, we are obligated to pay the Dealer-Manager as compensation a cash fee of 6.0% of the proceeds of the Rights Offering, plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering and to indemnify the Dealer-Manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer-manager agreement also provides that the Dealer-Manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the Dealer-Manager. The Dealer-Manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Dealer-Manager does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company.

The Dealer-Manager has informed us that it has entered into or intends to enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of common stock, and (ii) the Dealer-Manager has agreed or will agree to reallocate a portion of its dealer-manager fee to each such broker-dealer whose clients exercise rights to purchase shares of common stock in this Rights Offering.

The maximum commission to be received by any independent broker-dealer or any member of FINRA will not be greater than 8% of the proceeds from the sale of the shares of common stock offered pursuant to this prospectus supplement.

Any broker-dealer interested in participating as a selected dealer may contact the Dealer-Manager at itus@rhk.capital.

Other than as described in this prospectus supplement, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered hereby.

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Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Dealer-Manager. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Dealer-Manager’s websites and any information contained on any other websites maintained by the Dealer-Manager is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the Dealer-Manager, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement. A copy of the dealer-manager agreement will be included as an exhibit to a current report on Form 8-K that we will file with the SEC within four business days of the date hereof. See “Where You Can Find More Information.”

Regulation M Restrictions

The Dealer-Manager may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Dealer-Manager would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by the Dealer-Manager acting as a principal. Under these rules and regulations, the Dealer-Manager must not engage in any stabilization activity in connection with our securities, and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization, Short Positions

No person has been authorized by our company to engage in any form of price stabilization in connection with this Rights Offering.

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LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Olshan Frome Wolosky LLP, New York, New York, is acting as counsel to the Dealer-Manager in this Rights Offering.

EXPERTS

The consolidated financial statements of ITUS Corporation and subsidiaries as of October 31, 2016 and 2015, and for each of the years ended October 31, 2016 and 2015, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report of Haskell & White LLP includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern as described in Note 1 to the Company’s consolidated financial statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•	Our Annual Report on Form 10-K for the year ended October 31, 2016, filed with the SEC on December 7, 2016, and as amended on December 8, 2016;
•	Our Current Reports on Form 8-K filed with the SEC on December 7, 2016, January 19, 2017 and February 14, 2017; and
•	The description of our common stock contained in our Current Report on Form 8-K filed on March 31, 2014 and as it may further be amended from time to time.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

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We will promptly provide, without charge to each person (including any beneficial owners) who receives a copy of this prospectus, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement. You may request, orally or in writing, a copy of these documents, by contacting Robert A. Berman, President and Chief Executive Officer of ITUS Corporation, at 12100 Wilshire Boulevard, Suite 1275, Los Angeles, CA 90025. Our telephone number is (310) 484-5200. Information about us is also available at our website at http://www.ITUScorp.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference.

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Prospectus

ITUS CORPORATION

___________________________

$12,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

•                     common stock;

•                     preferred stock;

•                     purchase contracts;

•                     warrants to purchase our securities;

•                     subscription rights to purchase any of the foregoing securities;

•                     depositary shares;

•                     secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

•                     units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings.  We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “ITUS.” The aggregate market value of our outstanding common stock held by non-affiliates is $44,995,088 based on 8,720,878 shares of outstanding common stock, of which 7,665,262 shares are held by non-affiliates, and a per share price of $5.87 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on July 24, 2015. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Concurrently with the securities being offered by us in a primary offering pursuant to this prospectus, an additional 2,041,578 shares of our common stock have been registered in a secondary offering in a separate prospectus included in our Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (File No. 333-193869) declared effective on March 19, 2015, an additional 325,400 shares of common stock have been registered in a primary offering in a separate prospectus included in our Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (File No. 333-193869) declared effective on March 19, 2015, and an additional 1,210,737 shares of our common stock have been registered in a secondary offering in a separate prospectus included in our Registration Statement on Form S-1 (File No. 333-200804) declared effective on March 13, 2015.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.  We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 14, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $12,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of ITUS Corporation.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended October 31, 2014 and 2013 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

    You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

    Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,”  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” or “ITUS” means ITUS Corporation and its wholly-owned subsidiaries.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

We were incorporated on November 5, 1982 under the laws of the State of Delaware.  From inception through end of fiscal year 2012, our primary operations involved licensing in connection with the development of patented technologies.  Since that date, our primary operations include the development, acquisition, licensing, and enforcement of patented technologies that are either owned or controlled by the Company or one of our wholly-owned subsidiaries. Over the past several quarters, our revenue has been derived from technology licensing, and the sale of patented technologies, including in connection with the settlement of litigation. In addition to these activities, we may make investments in companies with emerging technologies, acquire companies with emerging technologies, acquire or in-license emerging technologies for development within our subsidiary companies, and create and capitalize subsidiary companies for the purpose of developing and commercializing technologies that we create.  While we expect to continue to generate revenue from licensing, we may also derive revenue from products and services sold and provided by companies in which we make investments, and technologies that we acquire or create.

The Company currently owns, controls, or is developing technologies in the primary areas of: thin-film displays, encrypted communications, advanced materials applications, and cancer diagnostics. In June 2015, we formed Anixa Diagnostics Corporation, a wholly owned subsidiary of ITUS that is developing non-invasive, cancer screening tests.  We are continuing our licensing programs in connection with our patented encrypted communications, and advanced materials applications technologies.  In addition, we have resumed our Nano field emission display development program. The Company is looking to invest its resources in other emerging technology areas.

Corporate Information

Our principal executive offices are located at 12100 Wilshire Boulevard, Suite 1275, Los Angeles, CA 90025, our telephone number is (310) 484-5200, and our Internet website address is http://www.ITUScorp.com.  The information on our website is not a part of, or incorporated in, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement.  You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisitions contemplated at this time.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers.  A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions.  In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•        a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•        purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•        ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•         the terms of the offering;

•         the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•         the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

•         any delayed delivery requirements;

•         any over-allotment options under which underwriters may purchase additional securities from us;

•         any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

•         any discounts or concessions allowed or re-allowed or paid to dealers; and

•         any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•         at a fixed price or prices, which may be changed;

•         in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

•         at prices related to such prevailing market prices; or

•         at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

               Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

                Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended (the “certificate of incorporation”) and our amended and restated bylaws (the “bylaws”). When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 24,020,000 shares, of which (a) 24,000,000 are common stock and (b) 20,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $12,000,000 in the aggregate of:

•                     common stock;

•                     preferred stock;

•                     purchase contracts;

•                     warrants to purchase our securities;

•                     subscription rights to purchase our securities;

•                     depositary shares;

•                     secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

•                     units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing.  When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of September 3, 2015, there were 8,720,878 shares of common stock issued and outstanding, held of record by approximately 1,019 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

                Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

                Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders' rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a majority of shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “ITUS”. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 20,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of September 3, 2015, 140 shares of Series A convertible preferred stock (the “Series A preferred stock”), were designated and outstanding. Our board may fix the rights, preferences, privileges, and restrictions of our authorized but undesignated preferred shares, including:

                We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

Conversion

The Series A preferred stock is convertible into shares of common stock at any time following issuance at the option of the holder (subject to certain limitations described below). Each share of Series A preferred stock is convertible into approximately 5,285.4 shares of common stock pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, or the Certificate of Designations. Such ratio is calculated by dividing the stated value of each share of Series A preferred stock ($25,000) by $4.73.

Ranking; Dividends

The Company may not, directly or indirectly, incur any indebtedness or create a new class of equity that is expressly senior in right of payment to the Series A preferred stock without prior written consent of at least two-thirds of the outstanding Series A preferred stock holders.  The Series A preferred stock holders are not entitled to receive cash dividends. In the event that the Company declares a stock dividend or otherwise makes a distribution to the common stock holders, the terms of the Series A preferred stock will be adjusted proportionately so that the holder after such dividend or distribution will be entitled to receive the aggregate number and kind of shares, evidences, rights, options, warrants or securities which, the holder would have owned if the Series A preferred stock had been converted immediately prior to the time of the distribution.

Subsequent Equity Sales

In the event that the Company issues additional shares of common stock and/or any rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of common stock or otherwise entitling any person to acquire shares of common stock in connection with a financing pursuant to which the effective net price to the Company for such securities, or the Effective Price, is less than 75% of the then conversion price, then subject to certain exceptions set forth in the Certificate of Designations, the conversion price will be reduced to the Effective Price.

Maximum Conversion

The Company will not effect any conversion of the Series A preferred stock if after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) on an as-converted basis with the common stock in excess of 4.99%, or the Maximum Percentage, of the number of shares of common stock outstanding immediately after giving effect to such conversion. A holder may increase the Maximum Percentage by providing written notice to the Company of its intention to exceed the Maximum Percentage at a time no earlier than 60 days after such notice.

Board and Observer Rights

For so long as any holder of Series A preferred stock beneficially owns at least 2,000,000 shares of common stock, such holder has the right to designate one representative, reasonably acceptable to the Company as a board observer, to the Company’s board of directors. In lieu of the right to designate an observer to the board of directors, the holder may designate one representative, reasonably acceptable to the Company, to serve on the board of directors.

Redemption; Mandatory Conversion

Upon at least 60 days prior written notice to the Company, on November 11, 2016, any holder of Series A preferred stock has a one-time right to require the Company to redeem all or some of its shares of Series A preferred stock for cash that is specifically generated from the sale of the Company’s equity securities. The redemption price per share is equal to the “stated value.”

After November 11, 2016, the Company has the right to convert any outstanding shares of Series A preferred stock into shares of common stock, subject to certain volume restrictions, if the average of the high and low trading price of the common stock for any 10 out of 20 consecutive trading days exceeds the then conversion price.

Liquidation Preference

In the event of a liquidation, dissolution or winding up of the Company, then the holders of the Series A preferred stock are entitled to receive out of the assets of the Company legally available for distribution, prior to and in preference to distributions to the holders of common stock and either in preference to or pari pasu with the holders of any other series of preferred stock that may be issued in the future, an amount equal to the “stated value” of the Series A preferred stock. The remaining assets of the Company will then be distributed to the holders of the Series A preferred stock and the holders of the common stock on an as converted basis.

Other Provisions

This section is a summary and may not describe every aspect of the common stock and Series A preferred stock that may be important to you. We urge you to read applicable Delaware law, our certificate of incorporation, including the Certificate of Designations, and bylaws, because they, and not this description, define your rights as a holder of common stock.

Purchase Contracts

                We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

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the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the period during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

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the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

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any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

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any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

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if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

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any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

 Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ITUS Corporation and subsidiaries as of and for the years ended October 31, 2014 and 2013 have been incorporated by reference in the registration statement in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.       Our Annual Report on Form 10-K for the year ended October 31, 2014, filed with the SEC on January 29, 2015, as amended on Form 10-K/A and filed with the SEC on January 29, 2015;

2.       Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2015, April 30, 2015 and July 31, 2015, as filed with the SEC on March 9, 2015, May 22, 2015 and August 18, 2015, respectively;

3.       Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 16, 2015;

4.       Our Current Reports on Form 8-K filed with the SEC on February 5, 2015, June 23, 2015, June 25, 2015, July 9, 2015 and September 1, 2015; and

5.       The description of our common stock contained in our Current Report on Form 8-K filed on March 31, 2014 and as it may further be amended from time to time.

                All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Robert A. Berman, c/o ITUS Corporation, at 12100 Wilshire Boulevard, Suite 1275, Los Angeles, CA 90025. Our telephone number is (310) 484-5200. Information about us is also available at our website at http://www.ITUScorp.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

Table of content

ITUS CORPORATION

9,066,987 Subscription Rights to Purchase Shares of Common Stock and

Up to 3,703,703 Shares of Common Stock Issuable upon Exercise of Subscription Rights

PROSPECTUS SUPPLEMENT

Dealer-Manager

Doing business as RHK Capital

March 3, 2017